Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of June 1, 2015 (this “Agreement”), is made by Reven Housing REIT, Inc., a Maryland corporation (“Parent”), Reven Housing GP, LLC, a Delaware limited liability company (“GP”) and Reven Housing REIT OP, L.P., a Delaware limited liability partnership (“LP” and together with Parent and GP, the “Parties”).

WHEREAS, Parent desires to transfer to GP 0.1% of the outstanding membership interest in each of Reven Housing Georgia, LLC, a Delaware limited liability company, Reven Housing Texas, LLC, a Delaware limited liability company, Reven Housing Florida, LLC, a Delaware limited liability company, Reven Housing Tennessee, LLC, a Delaware limited liability company and Reven Housing Florida 2, LLC, a Delaware limited liability company (collectively, the “Operating Subsidiaries”);

WHEREAS, GP, upon the receipt of 0.1% of the outstanding membership interest in each of the Operating Subsidiaries from Parent, desires to transfer to LP such 0.1% of the outstanding membership interest in each of the Operating Subsidiaries; and

WHEREAS, Parent desires to transfer to LP 99.9% of the outstanding membership interest in each of the Operating Subsidiaries.

NOW, THEREFORE, in consideration of the mutual premises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

SECTION 1:     Contributions.

(a)          On the terms and subject to the conditions set forth in this Agreement, Parent hereby contributes, transfers, assigns and delivers to GP, and GP hereby accepts the contribution, transfer and assignment from Parent of 0.1% of the outstanding membership interests in each of the Operating Subsidiaries, together with an undivided 0.1% interest in any other assets owned by Parent (other than Parent’s equity interests in GP and LP), in exchange for 100% of the outstanding membership interests of GP.

(b)          On the terms and subject to the conditions set forth in this Agreement, (i) Parent hereby contributes, transfers, assigns and delivers to LP, and LP hereby accepts the contribution, transfer and assignment from Parent of 99.9% of the outstanding membership interests in each of the Operating Subsidiaries, together with any other assets then owned by Parent (other than Parent’s equity interests in GP and LP), in exchange for 7,009,779.2 partnership units of LP and (ii) Parent hereby assigns to LP, and LP hereby assumes and agrees to pay, discharge and perform all outstanding liabilities of Parent.

(c)          On the terms and subject to the conditions set forth in this Agreement, GP hereby contributes, transfers, assigns and delivers to LP, and LP hereby accepts the contribution, transfer and assignment from GP of 0.1% of the outstanding membership interests in each of the Operating Subsidiaries, together with any other assets then owned by GP, in exchange for 7,016.8 partnership units of LP.

SECTION 2: Representations and Warranties.

(a)          Authority. The Parties each have the requisite power and authority to, and have each obtained all necessary corporate or limited liability company approvals, as applicable, to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)          Ownership. Parent represents and warrants to GP and LP that it has good and marketable title to the outstanding membership interests of each of the Operating Subsidiaries and to its other assets, free and clear of any liens, charges, pledges, security interests, adverse claims or other encumbrances, and Parent is free to transfer good and marketable title to the outstanding membership interests in each of the Operating Subsidiaries and to its other assets.

SECTION 3:   Further Assurances. Each Party shall perform such acts, execute and deliver such instruments and documents, and do all such things as reasonably necessary to accomplish the transactions contemplated in this Agreement and/or otherwise give effect to this Agreement.

SECTION 3: Miscellaneous.

(a)          Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against the Parties unless such modification, amendment or waiver is approved in writing by each party against whom such modification, agreement or waiver is to apply. The failure of any party to enforce any provision of this Agreement or under any agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement.

(b)          Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(c)          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

(d)          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, by all such counterparts taken together will constitute one and the same Agreement.

(e)          Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(f)          Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)          Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date and year first above written:

REVEN HOUSING REIT, INC.,
a Maryland corporation

By:	/s/ Thad L. Meyer
	Name:	Thad L. Meyer
	Title:	Chief Financial Officer

REVEN HOUSING REIT OP, L.P.,
a Delaware limited partnership
By: Reven Housing GP, LLC
Its: General Partner

By: Reven Housing REIT, Inc.
Its: Sole Member

By:	/s/ Thad L. Meyer
	Name:	Thad L. Meyer
	Title:	Chief Financial Officer

Reven Housing GP, LLC,
a Delaware limited liability company
By: Reven Housing REIT, Inc.
Its: Sole Member

By:	/s/ Thad L. Meyer
	Name:	Thad L. Meyer
	Title:	Chief Financial Officer